Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 27, 2020, relating to the financial statements of GW Pharmaceuticals plc and subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of GW Pharmaceuticals plc for the year ended December 31, 2019.

/s/ DELOITTE & TOUCHE LLP

San Diego, California
May 27, 2020